Exhibit (h)(1)(xii)

AMENDMENT NO. 10

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 10 to the Mutual Funds Service Agreement dated as of             , 2009, between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company (“AXA Equitable”), a New York corporation (“AXA Equitable” or “Administrator”) (“Amendment No. 10”).

The Trust and AXA Equitable agree to modify and amend the Mutual Funds Service Agreement, dated as of May 1, 2000, as amended by previous Amendment Nos. 1 through 9 (“Agreement”), as follows:

1.	New Portfolios: AXA Equitable and the Trust have determined to add the following New Portfolios to the Agreement on the terms and conditions contained in the Agreement:

AXA Tactical Manager Portfolio 500-I

AXA Tactical Manager Portfolio 500-II

AXA Tactical Manager Portfolio 500-III

AXA Tactical Manager Portfolio 2000-I

AXA Tactical Manager Portfolio 2000-II

AXA Tactical Manager Portfolio 2000-III

AXA Tactical Manager Portfolio 400-I

AXA Tactical Manager Portfolio 400-II

AXA Tactical Manager Portfolio 400-III

AXA Tactical Manager Portfolio International-I

AXA Tactical Manager Portfolio International-II

AXA Tactical Manager Portfolio International-III

AXA Growth Strategy Portfolio

(each, a “New Portfolio” and collectively, the “New Portfolios”)

2.	Name Changes: The names of the EQ/AllianceBernstein Common Stock Portfolio, EQ/Franklin Templeton Founding Strategy Portfolio, EQ/PIMCO Real Return Portfolio, EQ/Franklin Small Cap Value Portfolio, EQ/Franklin Income Portfolio, EQ/Templeton Growth Portfolio, EQ/Mutual Shares Portfolio, EQ/Van Kampen Emerging Markets Portfolio, EQ/Marsico Focus Portfolio, EQ/Evergreen International Portfolio, EQ/AllianceBernstein Large Cap Growth Portfolio, EQ/Legg Mason Value Equity Portfolio, EQ/FI Mid Cap Portfolio, EQ/AllianceBernstein Quality Bond Portfolio, EQ/AllianceBernstein Value Portfolio, EQ/AllianceBernstein Intermediate Government Securities Portfolio and EQ/JPMorgan Core Bond Portfolio will change to the EQ/Common Stock Index Portfolio, EQ/AXA Franklin Templeton Founding Strategy Core Portfolio, EQ/PIMCO Ultra Short Bond Portfolio, EQ/AXA Franklin Small Cap Value Core Portfolio, EQ/AXA Franklin Income Core Portfolio, EQ/AXA Templeton Growth Core Portfolio, EQ/AXA Mutual Shares Core Portfolio, EQ/Global Multi-Sector Equity Portfolio, EQ/Focus PLUS Portfolio, EQ/Global Bond PLUS Portfolio, EQ/Large Cap Growth Index Portfolio, EQ/Large Cap Value Index Portfolio, EQ/Mid Cap Index Portfolio, EQ/Quality Bond PLUS Portfolio, EQ/Large Cap Value PLUS Portfolio, EQ/Intermediate Government Bond Index Portfolio and EQ/Core Bond Index Portfolio, respectively.

3.	Schedule A. Schedule A to the Agreement, which sets forth the compensation to be paid by the Trust to AXA Equitable for services rendered pursuant to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 10 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:		By:
	Brian Walsh Chief Financial Officer and Treasurer		Steven M. Joenk Senior Vice President

SCHEDULE A

AMENDMENT NO. 10

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

All Portfolios (except as noted below)

0.12% of the first $3 billion;

0.11% of the next $3 billion;

0.105% of the next $4 billion;

0.10% of the next $20 billion; and

0.0975% thereafter, (based on average daily net assets) plus $30,000 per portfolio.

All Asset Allocation Portfolio	0.15% of the average daily net assets plus $35,000.

EQ/AXA Franklin Templeton Founding Strategy Core Portfolio

EQ/AXA Franklin Income Core Portfolio

EQ/AXA Mutual Shares Core Portfolio

EQ/AXA Templeton Growth Core Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/Global Multi-Sector Equity Portfolio

0.15% of the average daily net assets plus $35,000.

EQ/International Core PLUS Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Focus PLUS Portfolio

EQ/Global Bond PLUS Portfolio

(collectively, the “PLUS Portfolios”)

0.15% of each PLUS Portfolio’s average daily net assets, plus $35,000 for each PLUS Portfolio and $35,000 for each allocated portion of a PLUS Portfolio.

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

Crossings Aggressive Allocation Portfolio

(collectively, the “Crossings Portfolios”)

0.15% of each Crossings Portfolio’s average daily net assets plus $35,000.

AXA Growth Strategy Portfolio	0.15% of the AXA Growth Strategy Portfolio’s average daily net assets plus $35,000.

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III

(collectively, the “Tactical Manager Portfolios”)

[TBD]